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                                                                   EXHIBIT 10.20

                                    AGREEMENT

DATED                      Twenty-fourth day of January, 1994

BETWEEN                    RADIO SYSTEMS CORP
                           5008 National Drive
                           Knoxville
                           Tennessee
                           TN 37914
                           ("RSC")                            (1)

                           -and-

                           PETSAFE LIMITED
                           (Company No. 2820961)
                           Priory Lane
                           Burford
                           Oxfordshire
                           OX18 4SG

                           ("Petsafe")                        (2)

IT IS HEREBY AGREED AND DECLARED as follows:

1.       DEFINITIONS

         In this Agreement the expressions set out in Column 1 have the respective meanings set opposite in Column 2:

           1.                                  2.

           "Associate"                         As defined in clause 7

           "Commencement Date"                 1st January 1994

           "Products"                          The range of products listed in
                                               Schedule 1 to this Agreement and
                                               components as manufactured and/or
                                               supplied by RSC or any associate
                                               of RSC or any successor in
                                               business from time to time

           "Territory"                         The area specified in Schedule 2
                                               to this Agreement

2.       RIGHTS AND PRINCIPAL RESTRICTIONS

2.1 RSC grants to Petsafe the exclusive right for the duration of this Agreement to purchase from RSC the Products for resale in the Territory and RSC undertakes that it will not confer like rights in respect of the Products on any other party for the duration of this Agreement save as provided below.

2.2 RSC shall refer all inquiries for the Products in the Territory to Petsafe.


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2.3.1    Petsafe and RSC shall agree upon an amount of transmitters as a minimum number to be purchased in the year prior to the commencement of each calendar year. If Petsafe and RSC shall fail to reach agreement, then the provisions of clause 2.3.2 shall apply.

2.3.2    If Petsafe shall fail to purchase cumulative minimum of

         480 transmitters by 31st December 1994

         1740 transmitters by 31st December 1995

         3420 transmitters by 31st December 1996.

         RSC may review the matter on a country by country basis and require that Petsafe's rights become non-exclusive as regards certain countries in the Territory provided that:

         (a) RSC shall first show proof to Petsafe that another customer not connected with RSC has signed a purchase order to RSC for more than the minimum figure set out above for the relevant period

         (b) any shortfall shall not be due to the act or omission of RSC including failure to deliver good quality products on schedule or a breach of this Agreement

         (c) any shortfall shall not be due to matters beyond the reasonable control of Petsafe as specified in clause 10 below.

2.4 RSC will supply Petsafe with up to date brochures specifications and information concerning the Products and their marketing and sale as reasonably required. RSC will give due warning of any specification changes to the Products and will not accept orders from Petsafe for products that RSC knows will shortly become obsolete without warning Petsafe.

2.5 Petsafe undertakes that it will not, while this Agreement is in force as regards any part of the Territory where it has exclusive rights without the Territory where it has exclusive rights without the agreement of RSC sell any pet containment system similar to the Products unless RSC shall have failed to deliver good quality Products on a reasonable schedule.

3.       TERMS OF SUPPLY

3.1 RSC will use its best endeavors to supply and ship such of the Products as Petsafe shall order from time to time according to a reasonable delivery schedule at competitive prices.

3.2 The price will not be higher than the lowest price available to any other customer for the Products in any part of the world.

3.3 At least 4 weeks prior notice shall be given of any increase in prices and RSC will honor any outstanding quotations issued by Petsafe prior to such notice being given.

3.4      Delivery will be F.O.B. any US port or airport nominated by Petsafe.

3.5      Title to and risk in the Products will pass on delivery.

3.6 The Products will be safe in good condition properly packaged of sound manufacture and design reasonably fit for their purpose free of defects and will comply with any claims made for them or warranties given by RSC and with all legal requirements specified by Petsafe


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         applicable in the Territory. Without prejudice to the above the warranty of RSC set out in Schedule 3 and the other terms of that Schedule shall apply as if set forth therein.

3.7 The price shall be due and payable on shipment but it is envisaged that after the first year from the Commencement Date credit terms will be agreed.

4.       POSITIVE OBLIGATIONS OF PETSAFE

         Petsafe will at all times while this Agreement is in force use all reasonable endeavors to promote the sale and use of the Products in the Territory and will:

         (a) spend at least $100,000 in starting and developing such business

         (b) use all reasonable endeavors to sell an increasing volume year by year of Products in accordance with forecasts made by Petsafe or any quotas agreed with RSC

         (c) prior to each anniversary of the Commencement Date supply RSC with copies of its sales forecasts for the following year together with its stigmata of market penetration such forecasts will show projected maximum minimum and most probable sales.

5.       BRAND NAMES ETC.

         The parties will provide proper management and personnel to professionally manufacture supply represent and sell the Products and each shall conduct itself at all times (including after the termination of this Agreement) to reflect well on the other party and the brand names used in respect of the Products end shall not act in a manner detrimental to the other's good name and reputation. This clause shall be without prejudice to the free exercise and enforcement of either party's rights against the other.

         Either party may use the other's brand names provided a current written approval from the other is in force and subject to any reasonable requirements as to trade mark licensing and the like.

6.       PERIOD AND TERMINATION

6.2.1    Period

         This Agreement shall remain in force for an initial period of five years from the Commencement Date and thereafter shall be automatically renewed for further terms of five years unless and until terminated on the expiry of not less than 6 months' notice in writing given by either party to the other so as to expire at the end of any five-year period.

6.2      Prior Termination

6.2.1 Either party may terminate this Agreement forthwith by written notice if:

         (a) the other ceases or threatens to cease business becomes insolvent compounds with its creditors commences to be wound-up or suffers any distress or execution to be levied against it or has a Receiver or Administrative Receiver of all or any of its assets appointed or takes or suffers any similar action in consequence of debt;

         (b) the other shall persistently breach (after being given warning of termination) or shall fail to make good any substantial breach of its obligations under this Agreement


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                  (including but not limited to clauses 2.1 and 2.5) within 30 days of receiving notice in writing from the first party requiring it to do so

6.2.2 RSC may terminate this Agreement by written notice served on Petsafe if Petsafe shall have persistently failed over a period of 3 consecutive years (after reasonable written warning giving notice of the need for improvement from RSC) to meet its minimum sales targets or agreed quotas.

7.       ASSOCIATES

         Any act or omission which if it were an act or omission of RSC or Petsafe would be a breach of Clause 2.1 or clause 2.5 of this Agreement (as the case may be) on its part shall be deemed to be such an act or omission for which RSC or Petsafe is responsible respectively if done or omitted by any "associate" of RSC or Petsafe (as the case may be).

         For this purpose "associate" of RSC or Petsafe means any person or persons who for the time being:

         (a) directly or indirectly controls or control the RSC or Petsafe (as the case may be);

         (b) any other person or persons controlled directly or indirectly by the person or persons who controls or control RSC or Petsafe; and

         (c) any person or persons who are directly or indirectly controlled by RSC or Petsafe itself (as the case may be).

8.       APPLICABLE LAW

         This Agreement shall be governed in all respects by the law of England and the Courts of that country shall have non-exclusive jurisdiction. Both parties hereby submit to the jurisdiction of the English Courts.

         Any dispute or difference concerning or arising out of this Agreement shall be determined by arbitration in accordance with the Arbitration Acts.

9.       SEVERANCE

         If any provision of this Agreement shall be invalid or unenforceable under the law of England or any other part of the Territory but provision shall continue to apply elsewhere in the Territory and the remaining provisions of this Agreement shall remain in force.

10.      FORCE MAJEURE

         Neither party will be responsible for any delay or damage or non-fulfillment of its obligations arising from force majeure including strikes lockouts labor disputes accident to machinery shortages of supplies or labor policies or restrictions of government war acts of state or acts of God or any other cause beyond its reasonable control.

11.      NOTICES

         Any notices which are to be served under this Agreement shall be in writing and shall be deemed served if sent by telex or facsimile transmission or cable or if mailed by registered or recorded mail for the relevant party at the address given above or such other address as it may have notified to the other party in writing from time to time for the purpose.


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         Notice shall be deemed to have been served:

         (a) (in the case of notice sent by letter) 7 days from the date of posting and

         (b) (in the case of telex or facsimile sent during the business hours of the party to be served) at the time of transmission or (if not sent during such hours) at the commencement of its next business day.



AS WITNESS the hands of the parties hereto the day and the year first above written.

SIGNED by
for and on behalf of                        )
RADIO SYSTEMS CORP                          )        /s/  Randy Boyd
in the presence of:                         )        Randy Boyd, President



SIGNED by
for and on behalf of                        )
PETSAFE LIMITED                             )        /s/  Nichole Tolleche
in the presence of:                         )        Chairman



/s/  Jennifer Sweeney
Jennifer Sweeney
Receptionist
433 N. Camden Dr. #400
Beverly Hills, CA 90210


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                                   SCHEDULE 2

                                    Territory

                          Western Europe as defined by:

                          Austria
                          Belgium
                          Denmark
                          France (including Monaco) Germany
                          Greece Iceland Irish Republic Italy
                          (including San Marino) Luxembourg
                          Netherlands Norway Portugal Spain
                          (including Andorra) Sweden
                          Switzerland (including
                          Liechtenstein) United Kingdom
                          (including Gibraltar and the Channel
                          Islands)

or any countries which may in the future evolve from the territory presently covered by the above territory.


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                                   SCHEDULE 3

                                    Warranty

         Full warranty to replace all faulty parts for an unlimited period, including after the termination of this agreement, should such occur, on RSC products sold by Petsafe during the term of this Agreement. Petsafe shall purchase and hold an appropriate stock of parts to do repairs sufficient for a reasonably estimated stock required for a one year period, and may return faulty parts to RSC for credit to Petsafe account at the then current parts cost, at times and quantities convenient to Petsafe. RSC will supply Petsafe with other parts required for repairs on the terms of this Agreement. If any parts shall become unavailable or obsolete and RSC cease to hold stocks, RSC will supply appropriate substitute Products or components at a price not exceeding the price of the relevant part on the last occasion on which it was supplied to Petsafe. Petsafe shall be responsible for any labor cost, except in the case where faults occur in more than 5% of the products supplied in any order which shall be considered a significant quality problem, which RSC shall credit Petsafe with any reasonable labor costs incurred by Petsafe in repair and servicing which it cannot recoup from its customers. Petsafe shall be responsible for any labor costs otherwise incurred in the repair or servicing of RSC products and for any warranty it may extend to its customers.


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